Exhibit 10.11

GUARANTY

THIS GUARANTY (“Guaranty”) is entered into by and between OPTA CORPORATION, a Delaware corporation (“Guarantor”), in favor of TCL MULTIMEDIA TECHNOLOGY HOLDINGS LIMITED, a Cayman Islands company (“Beneficiary”), as of July 26, 2005.

RECITALS

A.                                   Pursuant to the Purchase and Sale Agreement of even date herewith (the “Purchase Agreement”) among OPTA SYSTEMS, LLC, a Delaware limited liability company doing business as “GoVideo” (“Borrower”), Guarantor, Beneficiary, TCL INDUSTRIES (H.K.) HOLDINGS LIMITED, a Hong Kong company and ASIA FOCUS INDUSTRIAL LTD., a Hong Kong company, Borrower issued to Beneficiary a promissory note dated of even date herewith (the “Note”), in the initial aggregate principal amount of $1,000,000.  The aggregate principal amount under the Note is subject to increase or decrease as set forth in the Purchase Agreement.

B.                                     In order to induce Beneficiary to accept the Note, Guarantor is delivering this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.                                       Guaranty.

(a)                                  Guarantor hereby guarantees as primary obligor and not merely as surety, to Beneficiary, its successors and assigns, the full and faithful payment of all amounts owed and performance of each and every one of the obligations, responsibilities and undertakings to be carried out, performed or observed by Borrower under the Note.

(b)                                 If at any time Borrower, its successors or permitted assigns, fails, neglects or refuses to pay amounts or perform any of its obligations, responsibilities or undertakings as expressly provided pursuant to the terms and conditions of the Note, then Guarantor shall pay such amounts or perform or cause to be performed such obligation, responsibility or undertaking as required pursuant to the terms and conditions of the Note.

2.                                       Absolute.  This Guaranty is irrevocable, absolute, present and unconditional.  The obligations of Guarantor under this Guaranty shall not be affected, reduced, modified or impaired upon the happening from time to time of any of the following events, whether or not with notice to (except as notice is otherwise expressly required herein) or the consent of Guarantor:

(a)                                  The failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of this Guaranty or the Note, as the case may be;

(b)                                 The modification or amendment (in accordance with the terms of this Guaranty or the Note) (whether material or otherwise) of any obligation, covenant or agreement set forth herein or therein, as the case may be;

(c)                                  Any failure, omission, delay by, or inability on the part of Beneficiary to assert or exercise any right, power or remedy conferred on Beneficiary in this Guaranty or the Note, as the case may be;

(d)                                 A termination, dissolution, consolidation or merger of Borrower with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of Borrower’s assets, the marshalling of Borrower’s assets and liabilities, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting Borrower, Guarantor, or any of the assets of either;

(e)                                  The assignment (in accordance with the terms of this Guaranty or the Note, as the case may be) of any right, title or interest of Beneficiary herein or therein to any other person; or

(f)                                    Any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing; it being the intent of Guarantor that its obligations hereunder shall not be discharged except by (i) payment of amounts owing pursuant to this Guaranty and/or Note, and then only to the extent of such payment or payments; or (ii) full performance of obligations under this Guaranty and/or Note, then only to the extent of such performed or discharged obligation or obligations.

3.                                       Guaranty of Payment.  The liability of Guarantor on this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditional or contingent on the genuineness, validity, regularity, or enforceability of the Note or the pursuit by Beneficiary of any remedies that it now has or may hereafter have with respect thereto.

4.                                       Authorization.  Guarantor hereby authorizes Beneficiary, without notice or demand and without affecting its liability hereunder, and without consent of Guarantor or prior notice to Guarantor, from time to time to:

(a)                                  Make any modifications to the Note with the consent of the parties thereto;

(b)                                 Assign the Note and this Guaranty;

(c)                                  Take and hold security for the performance of the obligations guaranteed herein with the consent of the party providing such security; and

(d)                                 Accept additional guarantors.

5.                                       Waiver and Release by Guarantor.

(a)                                  Guarantor hereby waives the right to require Beneficiary to:

(i)                                     Proceed or exhaust any security held from any person;

(ii)                                  Proceed against any other guarantor; or

(iii)                               Pursue any other remedy available to Beneficiary.

(b)                                 Until the obligations guaranteed hereby have been paid or otherwise discharged in full, Guarantor does hereby waive all rights of subrogation and any right to enforce any remedy which Beneficiary now has, or may have, against Borrower, and Guarantor does hereby waive any benefit of, and any right to participate in, any security now or hereafter held by Beneficiary.  Guarantor hereby waives any defense it may have now or in the future based on any election of remedies by Beneficiary which destroys Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement and Guarantor acknowledges that it will be liable to Beneficiary even though Guarantor may well have no such recourse against Borrower.

(c)                                  Guarantor hereby waives notice of (i) acceptance and reliance on this Guaranty and (ii) notice of default or demand in the case of default.

(d)                                 Guarantor hereby waives any right or defense it may now or hereafter have based upon (i) Beneficiary’s release of any party who may be obligated to Beneficiary; (ii) Beneficiary’s release or impairment of any collateral for the obligations or agreements guaranteed under this Guaranty; and (iii) the modification or extension of the obligations or agreements guaranteed under this Guaranty.

(e)                                  Guarantor hereby waives any and all suretyship defenses now or hereafter available to it under the California Civil Code or the California Commercial Code.

(f)                                    Without limiting the generality of any other waiver or other provision of this Guaranty, Guarantor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under any one or more of:  (i) California Civil Code Sections 2809, 2810, 2815, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433; (ii) Chapter 2 of Title 14 of the California Civil Code; (iii) California Code of Civil Procedure Sections 580a, 580b, 580c, 580d and 726; or (iv) California Commercial Code 3605.

(g)                                 Guarantor hereby waives any duty on the part of Beneficiary to disclose to Guarantor any facts Beneficiary may now or hereafter know about Borrower or Borrower financial condition regardless of whether Beneficiary has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor.

6.                                       Cessation of Liability.  The liability of Guarantor hereunder shall not in any way be affected by the cessation of the liability of Borrower for any reason other than full performance of all the obligations under the Note; including, without limitation, any and all obligations to indemnify Beneficiary.

7.                                       Information.  Guarantor hereby represents that Guarantor is fully aware of the financial condition and operation of Borrower and is in a position by virtue of its relationship to Borrower to obtain all necessary financial and operational information concerning Borrower.  Beneficiary need not disclose to Guarantor any information about:

(a)                                  The Note or any modification thereto, and any action or non-action in connection therewith;

(b)                                 Any other obligation guaranteed hereby;

(c)                                  The financial condition or operation of Borrower; or

(d)                                 Any other guaranties.

8.                                       Subordination.  Until the obligations guaranteed hereby have been paid or otherwise discharged in full, Guarantor does hereby subordinate any and all liability or indebtedness of Borrower owed to Guarantor to the obligations of Borrower to Beneficiary which arise under the Note.

9.                                       Effect of Borrower’s Bankruptcy.  The liability of the Guarantor under this Guaranty shall in no way be affected by:

(a)                                  The release or discharge of Borrower in any creditor proceeding, receivership, bankruptcy, or other proceeding;

(b)                                 The impairment, limitation, or modification of the liability of Borrower or the estate of Borrower, or of any remedy for the enforcement of Borrower’s liability, which may result from the operation of any present or future provision of the Bankruptcy Code (Title 11 of the United States Code, as amended; 11 USC §§101 1301) or any bankruptcy, insolvency, debtor relief statute (state or federal), or any other statute, or from the decision of any court;

(c)                                  The rejection or disaffirmance of the indebtedness, or any portion of the indebtedness, in any such proceeding; or

(d)                                 The cessation, from any cause whatsoever, whether consensual or by operation of law, of the liability of Borrower to Beneficiary resulting from any such proceeding.

10.                                 Claims in Bankruptcy.  Guarantor will file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law on any indebtedness of Borrower to Guarantor, and will assign to Beneficiary all rights of Guarantor on any such indebtedness. If Guarantor does not file any such claim, Beneficiary, as attorney-in-fact for Guarantor, is authorized to do so in the name of Guarantor, or, in Beneficiary’s discretion, to assign the claim and to file a proof of claim in the name of Beneficiary’s nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Beneficiary the full amount of any such claim, and, to the full extent necessary for that purpose, Guarantor assigns to Beneficiary all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

11.                                 Revival of Guaranty.  All obligations of Guarantor under this Guaranty shall remain in full force and effect notwithstanding any termination of this Guaranty or the cancellation of any note or other document evidencing any obligation guaranteed hereunder until such time that payment and performance of such obligations has indefeasibly vested in Beneficiary.

12.                                 Miscellaneous.

(a)                                  Notices.  All notices, demands, or requests from one party to another shall, unless otherwise specified herein, be delivered personally, sent by mail, certified or registered, return receipt requested, sent by overnight courier or sent by facsimile, to the persons and addresses identified below.  Any such notice, demand or request shall be deemed to have been received when personally delivered, five (5) days after mailing, the day after deposit with an overnight courier, or upon delivery by facsimile in the manner set forth below:

GUARANTOR:	Opta Corporation
1350 Bayshore Highway, Suite 740
Burlingame, CA 94010
Attn: Chief Executive Officer
Facsimile: (650) 579-3606

BENEFICIARY:	TCL Multimedia Technology Holdings Limited
13/F, TCL Tower
8 Tai Chung Road
Tsuen Wan, N.T., Hong Kong
Attn: Chairman
Facsimile: (852) 2405-8411

or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties pursuant to this paragraph.

(b)                                 No Waiver.  Failure or delay by Beneficiary or its assigns in exercising any right, power or privilege hereunder shall not operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)                                  California Law.  This Guaranty shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of California.

(d)                                 Advice of Counsel.  Guarantor expressly declares that it knows and understands the contents of this Guaranty and has had an opportunity to consult with an attorney regarding its form and content.

(e)                                  Assignability.  This Guaranty shall be binding upon Guarantor and Guarantor’s representatives, successors and assigns and shall inure to the benefit of Beneficiary, its successors and assigns, and their successors and assigns and respective personal representatives, successors and assigns according to the context hereof, except that Guarantor shall not have the right to assign the obligations contained in this Guaranty.

(f)                                    Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Beneficiary in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g)                                 Entire Agreement.  This Guaranty embodies the entire agreement and understanding between Guarantor and Beneficiary pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter.

(h)                                 Further Assurances.  Guarantor will promptly and duly execute and deliver to Beneficiary such further documents and assurances and take such further action as Beneficiary may from time to time reasonably request including, without limitation, any amendments hereto in order to establish and protect the rights, interests and remedies created or intended to be created in favor of Beneficiary hereunder.

(i)                                     Cumulative Rights.  The extent of Guarantor’s liability and all rights, powers, and remedies of Beneficiary hereunder and under any other agreement now or at any time hereafter in force between Beneficiary and Guarantor, shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to Beneficiary by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Borrower to Beneficiary.

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IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

GUARANTOR:

Opta Corporation

		By:	/s/ Sean Wang, Chief Operating Officer

ACCEPTED AND ACKNOWLEDGED:

Dated: July 26, 2005

TCL Multimedia Technology Holdings Limited

By:	/s/ Li Dong Sheng, Chairman